Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130567 and 333-129932) of Under Armour, Inc of our report dated February 27, 2007, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Baltimore, Maryland

February 27, 2007